                                 SCHEDULE 14A
                                (Rule 14a-101)

                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement[_] Confidential, for Use of the Commission Only
                                        (as Permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                              CENTER TRUST, INC.
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                              CENTER TRUST, INC.
                           3500 Sepulveda Boulevard
                       Manhattan Beach, California 90266

                                 May 19, 2000

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Center Trust, Inc. (the "Company") to be held on June 21, 2000, at 1:00 p.m. local time, at The Marriott Manhattan Beach, Terrace Ballroom B, located at 1400 Parkview Avenue, Manhattan Beach, California, for the following purposes:

    (1) to elect five directors to the Company's Board of Directors; and

    (2) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

  I hope that you will be able to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE OR TO VOTE BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your shares will be voted at the meeting as instructed in your proxy, if given.

  I look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                          /s/  Edward D. Fox
                                          Edward D. Fox
                                          Chairman of the Board, Chief
                                           Executive Officer and President

                              CENTER TRUST, INC.
                           3500 Sepulveda Boulevard
                       Manhattan Beach, California 90266

                               ----------------

                   Notice of Annual Meeting of Stockholders
                          To Be Held on June 21, 2000

  The Annual Meeting of Stockholders of Center Trust, Inc. (the "Company") will be held at The Marriott Manhattan Beach, Terrace Ballroom B, located at 1400 Parkview Avenue, Manhattan Beach, California, on Wednesday, June 21, 2000, at 1:00 p.m., for the following purposes:

    (1) to elect a total of five directors; three to serve until the 2003 Annual Meeting of Stockholders, one to serve until the 2002 Annual Meeting of Stockholders and one to serve until the 2001 Annual Meeting of Stockholders and until each of their respective successors is elected and has qualified; and

    (2) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on May 22, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

  To ensure that you are represented at the Annual Meeting, the Company requests that you sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. If you attend the Annual Meeting and vote your shares in person or file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used. If you prefer, you may vote your shares over the telephone (toll-free from the United States or Canada) by following the enclosed telephone voting instructions. The voting procedures are designed to authenticate each stockholder by use of a control number, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded. You may still attend the Annual Meeting if you vote by proxy or by telephone.

  All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors,
                                          /s/ Steven M. Jaffe
                                          STEVEN M. JAFFE
                                          Corporate Secretary

Manhattan Beach, California
May 19, 2000

                              CENTER TRUST, INC.

                               ----------------

                                PROXY STATEMENT
                                      for
                        ANNUAL MEETING OF STOCKHOLDERS
                                 June 21, 2000

  Center Trust, Inc., a Maryland corporation (the "Company"), is furnishing this Proxy Statement to its stockholders in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Wednesday, June 21, 2000 at 1:00 p.m. Proxies will be used for the following purposes: (1) to elect a total of five directors; three to serve until the 2003 Annual Meeting of Stockholders, one to serve until the 2002 Annual Meeting of Stockholders and one to serve until the 2001 Annual Meeting of Stockholders and until each of their respective successors is elected and has qualified; and (2) to transact any other business that properly comes before the Annual Meeting. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company's stockholders is May 26, 2000.

  This solicitation is made on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board"). Costs of the solicitation will be paid by the Company. Directors (the "Directors"), officers and employees of the Company and its affiliates may also solicit proxies by telephone, telegraph, fax or personal interview. The Company has retained the services of Corporate Investor Communications, Inc., for a fee estimated at $4,500 plus out-of-pocket expenses, to assist in the solicitation of proxies. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to stockholders.

  Holders of record of common stock, par value $.01 per share (the "Common Stock"), of the Company as of the close of business on May 22, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock is the only class of securities of the Company entitled to vote at the Annual Meeting, and each share of Common Stock entitles its holder to one vote. Stockholders are not permitted to cumulate their shares for the purpose of electing Directors or otherwise. At the close of business on May 19, 2000, there were 26,686,488 shares of Common Stock issued and outstanding.

  Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received in time to be voted at the Annual Meeting (and not revoked before they are voted) will be voted "FOR" the nominees named below for election as Directors. If any other business properly comes before the Annual Meeting and is submitted to a vote of stockholders, then proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

  Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a majority of the shares cast at the Annual Meeting, providing that a quorum is present. All other proposals to come before the Annual Meeting require the approval of a majority of the votes cast regarding the proposal. Therefore, as to the election of Directors and any other proposals to come before the Annual Meeting, abstentions will have the same effect as a vote against such proposals and broker non-votes will not be counted as votes for or against such proposals, and will not be included in counting the number of votes necessary for approval of such proposals.

  The principal executive offices of the Company are located at 3500 Sepulveda Boulevard, Manhattan Beach, California 90266. The Company's telephone number is (310) 546-4520.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company is currently comprised of eight members divided into three classes serving staggered terms of three years each. Since the Company's Second Amended and Restated Bylaws (the "Bylaws") provide for the existence of eleven members, there will be two vacant positions on the Board immediately following the Annual Meeting. Proxies cannot be voted for more than five persons, which is the number of persons nominated for Director. Pursuant to the Articles of Amendment and Restatement of the Company, as amended (the "Articles of Incorporation"), and the Bylaws, the term of office of one class of Directors expires each year and at each annual meeting the successors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors are elected and have qualified.

  The current terms of Robert T. Barnum and Fred L. Riedman expire in 2000. Mark S. Ticotin was elected by the Board of Directors to fill a vacancy on the Board in October 1999 and is now standing for election by the stockholders. Sandra A. Lamb and Douglas N. Wells are not currently members of the Board but have been nominated for election at the Annual Meeting. If elected, Ms. Lamb will serve until the 2001 Annual Meeting of Stockholders, Mr. Wells will serve until the 2002 Annual Meeting of Stockholders and Messrs. Barnum, Riedman and Ticotin will serve until the 2003 Annual Meeting of Stockholders, and until each of their respective successors is elected and has qualified to serve.

  In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the five nominees designated below, each of whom is currently a Director of the Company. The Board of Directors expects that each of the nominees will be available to serve as a Director, but if any nominee should become unavailable for election, it is intended that the shares represented by the proxy will be voted for a substitute nominee who would be designated by the Board of Directors.

  Under the Company's Bylaws, someone other than the Board may nominate a person for election as a Director at the Annual Meeting only if the person making the nomination has first delivered or mailed a timely notice to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the Company's principal executive offices not more than 90, nor less than 60 days prior to the Annual Meeting or the tenth day following the day on which public disclosure of the Annual Meeting date was made, whichever is later. A notice of nomination must set forth certain information required under the Company's Bylaws.

                       Nominees for Election as Director

                                                                        Director
   Name                           Age Present Position With The Company  Since
   ----                           --- --------------------------------- --------
   Robert T. Barnum..............  54 Director                            1997
   Sandra A. Lamb................  55 None                                 N/A
   Fred L. Riedman...............  69 Director                            1994
   Mark S. Ticotin...............  51 Director                            1999
   Douglas N. Wells..............  35 None                                 N/A

  Robert T. Barnum has served as a Director of the Company since August 1997. Mr. Barnum is a private investor and an advisor to private equity funds, including Texas Pacific Group. He was the President and Chief Operating Officer of American Savings Bank from 1989 until its sale in 1997. Mr. Barnum served as the Chief Financial Officer of First Nationwide from 1984 to 1988 and the Krupp Companies, a major national real estate and financial services firm, from 1982 to 1984. He was a director of Harborside Healthcare until its sale in 1998 and a director of National Reinsurance until its sale to General Reinsurance in 1996. He is currently a director of Westcorp, a publicly-held thrift holding company and Berkshire Mortgage, a privately-held commercial mortgage banking company.

  Sandra A. Lamb is a director of Lazard Freres & Co. LLC, a private investment bank and global financial service firm. Ms. Lamb joined Lazard in 1983 and is a member of its Banking Department in New York City. She advises clients on mergers and acquisitions, corporate financial matters and complex financial restructurings. Prior to joining Lazard, Ms. Lamb was an officer at an institutional investor specializing in private placement investments. Ms. Lamb also serves on the board of directors of The Fortress Group, Inc.

  Fred L. Riedman has served as a Director of the Company since February 1994. Mr. Riedman has been a private investor since he retired from his position as a partner with the law firm of Riedman, Dalessi & Dybens in 1998, where he was a partner since 1965. Mr. Riedman is a trustee of the California Museum Foundation. Mr. Riedman has also served on the board of directors of the Aquarium of the Pacific at Long Beach, California since 1995.

  Mark S. Ticotin has served as a Director of the Company since October 1999. Mr. Ticotin currently serves as Principal and Executive Vice President of Lazard Freres Real Estate Investors L.L.C. Before joining Lazard, he was Senior Executive Vice President of Simon Property Group after Simon Property Group merged with Corporate Property Investors in September 1998. Mr. Ticotin had been President and Chief Operating Officer of Corporate Property Investors prior to the merger. From 1988 to 1997, he was Senior Vice President of Corporate Property Investors and responsible for the leasing, legal and marketing departments. Prior to joining Corporate Property Investors, he was an attorney at the law firm of Cravath, Swaine & Moore. Mr. Ticotin is a director of Konover Property Trust, In Town Suites and Atria, Inc., where he also serves as Chief Executive Officer.

  Douglas N. Wells is a Vice President of Lazard Freres Real Estate Investors L.L.C. Prior to joining Lazard in 1997, he served as a Vice President of ARES Realty Capital, Inc., a wholly-owned subsidiary of The Mutual Life Insurance Company of New York ("MONY"), from 1993 to 1997. At ARES, he was responsible for advising MONY and other institutional clients on real estate investments in the western United States and Canada. Prior to that, Mr. Wells was with Shelter Corporation of Canada, Ltd., a developer, owner and manager of multi-family apartment, office and retail properties in Canada and the United States.

                        Directors Continuing in Office

                                                                Director  Term
     Name                                                   Age  Since   Expires
     ----                                                   --- -------- -------
     R. Bruce Andrews......................................  58   1994    2001
     Edward D. Fox.........................................  52   1997    2001
     Christine Garvey......................................  54   1999    2002
     Stuart J.S. Gulland...................................  38   1998    2002

  R. Bruce Andrews has served as a Director of the Company since February 1994. Mr. Andrews has been the President and Chief Executive Officer of Nationwide Health Properties, a REIT specializing in health care properties, since September 1989. He served as Chief Financial Officer, Chief Operating Officer and a director of American Medical International, Inc., an operator of health care facilities, from 1970 to 1986.

  Edward D. Fox has served as a Director of the Company since August 1997 and in November 1997 became Interim President and Chief Executive Officer of the Company, serving in such capacities until accepting the positions on a permanent basis in March 1998. Mr. Fox has entered into an employment agreement with the Company providing for his employment until December 31, 2001. Prior to joining the Company, Mr. Fox was founding and Managing Partner of CommonWealth Pacific, LLC, a major developer, owner and strategic advisor for office and mixed use properties in the western United States. He was a Senior Partner and the President of Maguire Thomas Partners from 1981 to 1995. Prior to that, Mr. Fox was with Arthur Andersen, the international accounting and consulting firm, where he specialized in real estate.

  Christine Garvey has served as a Director of the Company since June 1999. Ms. Garvey currently serves as Vice President, Worldwide Real Estate and Workplace Resources for Cisco Systems, Inc. Prior to joining

Cisco Systems, Ms. Garvey served as President of Cadspec, a software firm, from December 1998 to January 1999. From April 1997 to October 1998, she was Group Executive Vice President, Commercial Real Estate Services Group of Bank of America. From 1992 to March 1997, Ms. Garvey served as Executive Vice President, Corporate Real Estate, Other Real Estate Owned ("OREO"), Sales and Property Management of Bank of America. Ms. Garvey serves on the Board of Directors of Catellus Development Corporation, Timberland Growth Corporation, San Francisco Architectural Heritage Foundation, Philharmonic Baroque Orchestra and Pacific Gulf REIT. In addition, she is a member of the Massachusetts, Vermont and Federal Bar Associations, Urban Land Institute, National Association of Real Estate Investment Trusts, International Association of Corporate Real Estate Executives, National Realty Committee, Industrial Development Research Council and holds a Massachusetts Broker's License.

  Stuart J.S. Gulland has served as a Director of the Company since April 1998. Mr. Gulland also serves as the Company's Senior Vice President and Chief Operating Officer and has entered into an employment agreement with the Company providing for his employment until December 31, 2000. Mr. Gulland previously served as the Chief Financial Officer of the Company until he was named Chief Operating Officer in May 2000. He joined the Company in April 1995. Previously, Mr. Gulland specialized in real estate with Deloitte & Touche, the international accounting and consulting firm. Mr. Gulland is a Certified Public Accountant and a Chartered Accountant and is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Institute of Chartered Accountants in England and Wales.

  Nominees Barnum, Fox, Lamb, Ticotin and Wells were each originally designated for nomination to the Board by Prometheus Western Retail, LLC ("Prometheus") pursuant to a stockholders agreement between Prometheus, certain of its affiliates and the Company whereby the Company agreed to support the nomination and election of such nominees. Although Mr. Barnum was previously designated for nomination by Prometheus, his nomination at this Annual Meeting was made by the Board and not pursuant to the stockholders agreement with Prometheus. Although Mr. Fox was previously designated for nomination by Prometheus, he no longer serves as a designee of Prometheus.

Board Meetings; Committees and Compensation

  Certain significant actions of the Company, including transactions involving a change of control of the Company, amendments to the Company's Articles of Incorporation or Bylaws or the issuance of securities or rights with certain special voting or other rights, require the approval of a minimum of one more than a majority of all Directors.

  The Board of Directors met six times during the year ended December 31, 1999. The Board of Directors has an Audit Committee, an Executive Committee, a Compensation Committee, a Nominating Committee and an Acquisition/Disposition Committee.

  Audit Committee. Messrs. Barnum (Chairman) and Andrews and Ms. Garvey currently serve on the Audit Committee. The Audit Committee was established to make recommendations concerning the engagement of independent auditors, review with independent auditors the plans and results of the audit engagement, approve professional services provided by the independent auditors, review the independence of the independent auditors, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee held two meetings in 1999.

  Executive Committee. Messrs. Fox, Gulland, Riedman and Ticotin currently serve on the Executive Committee (Anthony E. Meyer, a current Director whose term of office as a Director will not continue after the Annual Meeting, also currently serves on the Executive Committee). Subject to the Company's conflict of interest policies and certain other limitations, the Executive Committee has been granted the authority to acquire and dispose of real property and the power to authorize, on behalf of the full Board of Directors, the execution of certain contracts and agreements. The Executive Committee held no meetings in 1999.

  Compensation Committee. Messrs. Andrews (Chairman), Riedman and Barnum currently serve on the Compensation Committee. The Compensation Committee determines compensation for the Company's executive officers and administers grants of stock options and restricted stock pursuant to The Second Amended and Restated 1993 Stock Option and Incentive Plan for Officers, Directors and Key Employees of Center Trust, Inc. and CT Operating Partnership, L.P. (the "Stock Option and Incentive Plan"). The Compensation Committee held one meeting in 1999.

  Nominating Committee. Messrs. Fox and Ticotin and Ms. Garvey currently serve on the Nominating Committee. The Nominating Committee was established to review the qualifications of candidates for Board membership, to review the status of a Director when his or her principal position and/or primary affiliation changes, to recommend to the Board of Directors candidates for election by stockholders at annual meetings, to recommend candidates to fill vacancies in directorships, to recommend to the Board of Directors the removal of a Director, if in the Company's best interests, and to make recommendations to the Board of Directors concerning selection, tenure retirement and composition of the Board of Directors. The Nominating Committee considers nominees recommended by stockholders. Detailed resumes of business experience and personal data of potential nominees may be submitted to the Secretary of the Company. The Nominating Committee held one meeting in 1999.

  Acquisition/Disposition Committee. Mr. Fox currently serves on the Acquisition/Disposition Committee (Anthony E. Meyer, a current Director whose term of office as a Director will not continue after the Annual Meeting, also currently serves as Chairman of the Acquisition/Disposition Committee). The Acquisition/Disposition Committee was established to review the Company's short-term and long-term plans regarding real estate acquisitions and dispositions, to review and approve certain proposed real estate acquisitions and dispositions and to make recommendations to the Board of Directors regarding other proposed real estate transactions. The Acquisition/Disposition Committee held no meetings in 1999.

  The Company pays its non-employee Directors (the "Independent Directors") an annual fee of $20,000. In addition, the Company pays the Independent Directors fees of $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at committee meetings. For the fiscal year ended December 31, 1999, the Company elected to pay the Independent Directors their director fees in stock in lieu of cash. The number of shares paid to each Independent Director was based on the cash fees that would have been paid to such Director for such period and calculating the number of shares payable based on a stock price of $15 per share for the period from January 1, 1999 through May 31, 1999 and $9.69 per share for the period from June 1, 1999 through December 31, 1999. Pursuant to this formula, each of Directors Barnum, Riedman, Garvey and Andrews were paid 2,697, 2,688, 1,680 and 2,818 shares of Common Stock, respectively. Director Ticotin has agreed to waive his rights to receive compensation as a Director of the Company during this period. Each Independent Director is also reimbursed for expenses incurred in attending meetings (including committee meetings). Officers of the Company who are Directors are not paid any Director fees. Pursuant to the Stock Option and Incentive Plan, upon initial election to the Board of Directors, each Independent Director of the Company receives an initial grant of options to purchase 5,000 shares of Common Stock having an exercise price equal to the fair market value on the date of grant, and thereafter on each January 1st during the term of the Stock Option and Incentive Plan, each then serving Independent Director automatically receives a grant of options to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value on the date of grant.

Required Vote for Approval and Recommendation of the Board of Directors

  The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the election of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE ELECTION OF DIRECTORS. PROPERLY EXECUTED PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS UNLESS STOCKHOLDERS DESIGNATE OTHERWISE.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth information as of December 31, 1999 regarding beneficial ownership of the Common Stock of the Company by (1) each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock, (2) each director and nominee for director of the Company, (3) the Chief Executive Officer and the other named executive officers of the Company and (4) the Company's executive officers and directors as a group.

                                           Shares Beneficially
                                                  Owned
                                         -------------------------------------
                                          Amount and
                                          Nature of
                                          Beneficial                Percent of
Name of Beneficial Owner                 Ownership(a)                Class(b)
------------------------                 ------------               ----------
Prometheus Western Retail, LLC..........  15,666,666(c)                58.8%
 30 Rockefeller Plaza
 New York, NY 10020

Merrill Lynch & Co., Inc. ..............   1,669,448(d)(e)              6.3%
 World Financial Center, North Tower
 250 Vesey Street, New York, NY 10281

Edward D. Fox...........................     481,330(f)                 1.8%

Mark D. Granados(g).....................         --                     *

Stuart J.S. Gulland.....................     227,496(h)                 *

William P. Hewitt(i)....................      22,821                    *

Steven M. Jaffe.........................      94,006(j)                 *

Joseph Paggi............................      62,452(k)                 *

R. Bruce Andrews........................      24,718(l)                 *

Robert T. Barnum........................      29,197(m)                 *

Christine Garvey........................       6,680(n)                 *

Sandra A. Lamb..........................         --                     *

Fred L. Riedman.........................      19,588(o)                 *

Mark S. Ticotin(p)......................         --                     *

Douglas N. Wells........................         --                     *

All Directors and Executive Officers as
 a group (11 persons) ..................  970,130(f)(j)(l)(m)(n)(o)     3.6%

--------
 *  Less than 1%
(a) For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of shares of Common Stock listed in this table have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(b) Based on 26,647,968 shares of Common Stock outstanding as of December 31, 1999.

(c) Based on an amended Schedule 13D filed by the stockholder, represents shares of Common Stock directly owned by Prometheus Western Retail, LLC ("PWR"). Prometheus Western Retail Trust ("PWRT") is the sole member of PWR. All of the common stock of PWRT is owned by LF Strategic Realty Investors L.P. ("LFSRI"). Lazard Freres Real Estate Investors L.L.C. ("LFREI") is the general partner of LFSRI, and

  Lazard Freres & Co. LLC ("LF&Co.") is the managing member of LFREI. As a result of such relationships, LFSRI, LFREI, LF&Co. and PWRT may be deemed to indirectly beneficially own the shares of Common Stock owned by PWR. LFSRI, LFREI, and LF&Co. disclaim beneficial ownership of such shares. Each of PWRT, LFSRI, LFREI and LF&Co. has a business address at 30 Rockefeller Plaza, New York, New York 10020. The Schedule 13D filed by the stockholder indicates sole voting power and sole dispositive power with respect to all shares.

(d) The Schedule 13G filed by the stockholder indicates shared investment and dispositive power with respect to all shares.

(e) Includes shares that the holder has the right to acquire through the exchange of 7% exchangeable subordinated debentures due in 2003.

(f) Includes restricted stock received per the terms of Mr. Fox's employment contract in lieu of cash compensation as well as restricted stock received as long-term incentive compensation.

(g) Effective April 1, 1999, Mr. Granados resigned from his position with the Company. Mr. Granados was retained as a consultant by the Company through January 31, 2000.

(h) Includes options to purchase 122,496 shares within 60 days of December 31, 1999.

(i) Effective March 31, 2000, Mr. Hewitt resigned from his position with the Company. Includes restricted stock received per the terms of Mr. Hewitt's employment contract.

(j) Includes options to purchase 89,006 shares within 60 days of December 31, 1999.

(k) Includes restricted stock received per the terms of Mr. Paggi's employment contract.

(1) Includes options to purchase 13,900 shares within 60 days of December 31, 1999.

(m) Includes options to purchase 7,500 shares within 60 days of December 31, 1999.

(n) Includes options to purchase 5,000 shares within 60 days of December 31, 1999.

(o) Includes options to purchase 13,900 shares within 60 days of December 31, 1999.

(p) Mr. Ticotin is a Principal and Executive Vice President of Lazard Freres Real Estate Investors L.L.C. ("LFREI") and may be deemed to beneficially own the 15,666,666 shares of Common Stock which LFREI may indirectly beneficially own. See Footnote (c). Mr. Ticotin disclaims beneficial ownership of all such shares of Common Stock except to the extent of any pecuniary interest he may possess by virtue of his position with LFREI.

                              EXECUTIVE OFFICERS

  The following table sets forth the names, ages and positions of each of the Company's executive officers.

      Name                  Age                            Position
      ----                  ---                            --------
   Edward D. Fox...........  52 Chairman of the Board, Chief Executive Officer and President

   Stuart J.S. Gulland.....  38 Senior Vice President, Chief Operating Officer and Director

   Steven M. Jaffe.........  38 Senior Vice President, General Counsel and Corporate Secretary

   Joseph F. Paggi, Jr.....  62 Senior Vice President, Assets

   Edward A. Stokx.........  34 Senior Vice President of Finance

  In addition to Messrs. Fox and Gulland, whose biographies appear above, the following persons are executive officers of the Company:

  Steven M. Jaffe, Senior Vice President, General Counsel, and Corporate Secretary of the Company, has been with the Company since September 1993 and has entered into an employment agreement with the Company providing for his employment until December 2000. Mr. Jaffe had previously served as counsel for The Alexander Haagen Company, a predecessor to the Company, since 1990. Prior to his employment with The Alexander Haagen Company, Mr. Jaffe was an associate with the Los Angeles law firm of Pircher, Nichols and Meeks. Mr. Jaffe is a member of the California Bar Association and is a graduate of the University of California at Berkeley and Hastings College of the Law.

  Joseph F. Paggi, Jr., Senior Vice President, Assets, joined the Company in April 1998 and has entered into an employment agreement with the Company providing for employment until December 31, 2000. From 1993 to 1998 he was Senior Vice President for Blatteis Realty Co., a 75 year old firm specializing in retail properties nationally. From 1989 to 1998 Mr. Paggi served as a consultant for Waterfront Renaissance Associates, owner/developer of Philly Walk, and as a retail development consultant to Playa Capital Company, LLC, the successor to Maguire Thomas Partners for the development of Playa Vista, a 1,300-acre mixed-use project near Marina Del Rey, California. Mr. Paggi was a national retail consultant for Maguire Thomas Partners from 1988 to 1993. He is a graduate of UCLA and Loyola University School of Law.

  Edward A. Stokx, Senior Vice President of Finance, joined the Company in October 1997 and has entered into an employment agreement with the Company providing for his employment until December 2000. Mr. Stokx previously served as Vice President and Controller of the Company until he was named Senior Vice President of Finance in May 2000. Prior to joining the Company, Mr. Stokx was a Senior Manager with Deloitte & Touche LLP and in his capacity with Deloitte & Touche LLP was associated with the Company from 1993 to October 1997. Mr. Stokx is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the California Society of Public Accountants. Mr. Stokx is a graduate of Loyola Marymount University.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The following table sets forth certain compensation information for the fiscal years ended December 31, 1997, 1998 and 1999 with respect to the Company's Chief Executive Officer and five other executive officers of the Company (the "Named Executive Officers").

                                                                Long Term
                               Annual Compensation            Compensation
                               -----------------------    ---------------------------
                                                          Restricted       Securities
                                                            Stock          Underlying    All Other
                                    Salary      Bonus       Awards          Options     Compensation
 Name and Principal Position   Year ($)(a)       ($)        ($)(b)           (#)(c)         ($)
 ---------------------------   ---- -------    -------    ----------       ----------   ------------
Edward D. Fox................. 1999 421,088(d) 357,955(d) 3,267,975(e)            0             0
 President, Chief Executive    1998 391,906(d) 292,048(d) 1,012,500(f)      300,000(g)          0
 Officer and Chairman of the   1997  74,000          0            0               0             0
 Board

Stuart J.S. Gulland........... 1999 265,114    124,255    1,093,600(h)            0             0
 Senior Vice President and     1998 220,488    112,500            0         100,000(g)          0
 Chief Operating Officer       1997 177,531     75,000       77,500(i)       60,000             0

Steven M. Jaffe............... 1999 226,401     50,000            0         125,000             0
 Senior Vice President,        1998 220,298     50,000            0         100,000             0
 General Counsel and           1997 188,462     75,000       77,500(i)       87,500             0
 Corporate Secretary

Mark D. Granado(j)............ 1999  70,439          0            0               0       248,778(k)
 Former Vice President,        1998 251,919    187,500            0         100,000(l)          0
 Director of Acquisitions      1997       0          0            0               0             0

William P. Hewitt(m).......... 1999 257,831          0      546,800(n)(o)         0             0
 Former Senior Vice President, 1998 172,305          0      100,000(p)      100,000(g)          0
 Leasing                       1997       0          0            0               0             0

Joseph F. Paggi, Jr........... 1999 211,894     73,032      546,800(n)      100,000(g)          0
 Senior Vice President, Assets 1998 163,653     50,959      200,000(q)            0             0
                               1997       0          0            0               0             0

--------
(a) Includes accrued vacation paid out.

(b) Represents restricted stock granted under the Stock Option and Incentive Plan. All the restricted stock vests in equal one-third amounts over a three year period except for Mr. Fox's restricted shares which vest according to the footnotes (e) and (f) below. The value of the restricted stock is calculated by multiplying the closing market price of the Company's Common Stock on the date of the grant by the number of shares awarded.

(c) Represents options to purchase Common Stock granted under the Stock Option and Incentive Plan. The 1997 options vest over a three-year period, are also tied to stock price performance, and have exercise prices ranging from $15.00 to $15.50. The 1998 options vest over a three year period and have exercise prices ranging from $15.00 to $16.85. The 1999 options vest over a three year period and have an exercise price of $10.00. See "-- Aggregated Option Exercises and Fiscal Year-End Option Value Table."

(d) In lieu of cash compensation, Mr. Fox received his salary and bonus in 1998 and 1999 in the form of restricted stock. The value of the restricted stock is calculated by multiplying the closing market price of the Company's Common Stock on the date of the grant by the number of shares awarded. As of December 30, 1999, all of the restricted stock, granted in 1998 had vested. The restricted stock granted in 1999 vested on March 30, 2000.

(e) Represents the value of 225,000 shares of restricted stock granted effective January 1, 1999; 18,750 shares granted effective March 31, 1999; 18,750 shares granted effective June 30, 1999; 18,750 shares granted effective September 31, 1999 and 18,750 shares granted effective December 31, 1999. A maximum of 75,000 shares may vest each year subject to certain performance requirements as set by the Board. Eligible shares not vested shall be forfeited.

(f) Represents the value of 60,000 shares of restricted stock granted under the Stock Option and Incentive Plan in connection with the commencement of employment on March 30, 1998. The shares vested over a one year period and thus, as of December 31, 1999, all of the shares had vested

(g) Pursuant to employment agreements with the Company, the options were cancelled as of January 1, 1999.

(h) Represents the value of 100,000 shares of restricted stock granted under the Stock Option and Incentive Plan effective January 1, 1999. The vesting of such shares is primarily based on the achievement of certain performance requirements, as set by the Board. As of December 31, 1999, none of the shares had vested.

(i) Represents the value of 5,000 shares of restricted stock granted under the Stock Option and Incentive Plan on February 27, 1997. As of December 31, 1999, 3,333 of such shares had vested.

(j) Effective April 1, 1999, Mr. Granados resigned from his position with the Company. Mr. Granados was retained as a consultant by the Company through January 31, 2000.

(k) Represents amounts paid to Mr. Granados in connection with his resignation and for services rendered as a consultant to the Company during 1999.

(1) The options were cancelled in connection with Mr. Granados' resignation on April 1, 1999.

(m) Effective March 31, 2000, Mr. Hewitt resigned from his position with the Company.

(n) Represents the value of 50,000 shares of restricted stock granted under the Stock Option and Incentive Plan effective January 1, 1999. The vesting of such shares is primarily based on the achievement of certain performance requirements as set by the Board.

(o) Upon Mr. Hewitt's resignation effective March 31, 2000, 16,667 of the shares had vested and 33,333 were cancelled.

(p) Represents the value of 6,154 shares of restricted stock granted under the Stock Option and Incentive Plan granted in connection with the commencement of employment on May 1, 1998. As of December 31, 1999, 2,051 of the shares had vested.

(q) Represents the value of 12,452 shares of restricted stock granted under the Stock Option and Incentive Plan granted in connection with the commencement of employment on April 27, 1998. As of December 31, 1999, 4,151 of the shares had vested.

Option Grants

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       Individual Grants
                         ---------------------------------------------
                                                                       Potential Realizable Value
                          Number of   Percent of                         at Assumed Annual Rates
                         Securities  Total Options Exercise            of Stock Price Appreciation
                         Underlying   Granted to   or Base                   for Option Term
                           Options   Employees in   Price   Expiration ---------------------------
         Name            Granted (#)  Fiscal Year   ($/Sh)     Date       5% ($)       10% ($)
         ----            ----------- ------------- -------- ---------- ---------------------------
Edward D. Fox..........        --         --           --         --            --             --
 President, Chief
 Executive Officer and
 Chairman of the Board

Stuart J.S. Gulland....        --         --           --         --            --             --
 Senior Vice President
 and Chief Operating
 Officer

Steven M. Jaffe .......    125,000       23.2%      $10.00   11/18/09  $    607,964 $    1,708,439
 Senior Vice President,
 General Counsel and
 Corporate Secretary

Mark D. Granados(a)....        --         --           --         --            --             --
 Former Vice President,
 Director of
 Acquisitions

William P. Hewitt(b) ..        --         --           --         --            --             --
 Former Senior Vice
 President, Leasing

Joseph F. Paggi, Jr. ..        --         --           --         --            --             --
 Senior Vice President,
 Assets

--------
(a) Effective April 1, 1999, Mr. Granados resigned from his position with the Company. Mr. Granados was retained as a consultant by the Company through January 31, 2000.

(b) Effective March 31, 2000, Mr. Hewitt resigned from his position with the Company.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

  The following table provides information related to the 1999 fiscal year-end value and number of unexercised options held by each of the Named Executive Officers. During the fiscal year ended December 31, 1999, none of the Named Executive Officers exercised any options to purchase shares of Common Stock of the Company.

                                                  Number of        Value of
                                                 Unexercised      Unexercised
                                                  Options at     In-the-Money
                                                    FY-End        Options at
                                                 Exercisable/       FY-End
                                                Unexercisable    Exercisable/
   Name                                              (#)       Unexercisable ($)
   ----                                         -------------- -----------------
   Edward D. Fox...............................      0/0              0/0
   Stuart J.S. Gulland......................... 122,496/20,004        0/0(a)
   Steven M. Jaffe............................. 89,006/225,424        0/0(a)
   Mark D. Granados(b).........................      0/0              0/0
   William P. Hewitt(c)........................      0/0              0/0
   Joseph F. Paggi, Jr.........................      0/0              0/0

--------
(a) On December 31, 1999, the closing market price of Common Stock on the New York Stock Exchange was $9.6875. At that time, the exercise price for all options held by Named Executive Officers was above $10.00.

(b) Effective April 1, 1999, Mr. Granados resigned from his position with the Company. Mr. Granados was retained as a consultant by the Company through January 31, 2000.

(c) Effective March 31, 2000, Mr. Hewitt resigned from his position with the Company.

Employment and Change-in-Control Agreements

  On November 24, 1997, Alexander Haagen, Sr., Alexander Haagen III, and Charlotte Haagen resigned from their positions with the Company, and the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Alexander Haagen, Sr., Alexander Haagen III, Charlotte Haagen, and certain related persons (together, the "Haagen Family"). Pursuant to the Separation Agreement, the Company agreed to pay to the Haagen Family approximately $2.7 million in cash, to accelerate vesting of all granted stock options and restricted stock awards, to grant and vest all previously committed restricted stock awards, and to purchase from the Haagen Family or cause to be purchased on May 25, 1999, substantially all of the Common Stock and OP Units owned by the Haagen Family at market price, but no lower than $17.00 per share. On May 25, 1999, the Company purchased from the Haagen Family an aggregate of 3,656,818 shares of Common Stock and OP Units for $17 per share for a total purchase price of $58.8 million. In addition, for certain defined periods the Company agreed to continue to provide the Haagen Family certain medical benefits and administration assistance. Further, pursuant to the Separation Agreement, Alexander Haagen, Sr. and Alexander Haagen III are each entitled to receive one-half of the compensation payable to the Independent Directors.

  The Company has entered into an employment agreement with Edward D. Fox, dated as of January 1, 1999, providing for his employment as President and Chief Executive Officer until March 2001. The agreement provides for annual compensation of $375,000; a discretionary bonus in an amount to be determined by the Board based on the performance of Mr. Fox and the Company; and a grant of 225,000 shares of restricted stock, subject to both a time and performance based vesting component, as long term incentive compensation. For the year ended December 31, 1999, the annual compensation was paid in restricted stock of the Company on a quarterly basis and based on a price calculated at 85% of the average stock price for the prior calendar quarter. For the year ended December 31, 1999, Mr. Fox received his discretionary bonus in restricted stock of the Company, a portion of which was paid pursuant to a prior employment agreement and the remainder of which was based on a price calculated at 85% of the stock price on the date of grant by the Board. The 225,000 shares of restricted stock granted to Mr. Fox as long term incentive compensation are subject to both a time and performance based vesting component. As the time component is satisfied, the Company reloads Mr. Fox's unvested shares of restricted stock by granting him an additional number of shares of restricted stock equal to the number of shares that satisfied the time component. Thus, Mr. Fox's total number of unvested shares is always equal to 225,000. Pursuant to this reload procedure, Mr. Fox was granted 75,000 additional shares of restricted stock during 1999 to replace shares that satisfied the time component. The employment agreement also provided for the cancellation of 300,000 stock options issued to Mr. Fox pursuant to his prior employment agreement.

  The Company has entered into an employment agreement with Stuart J.S. Gulland, dated as of January 1, 1999, providing for his employment until December 31, 2000. During the term of such contract, compensation will be paid to Mr. Gulland at the annual rate of $230,000. Mr. Gulland's employment contract also provides for bonuses as determined by the Board of Directors. Pursuant to Mr. Gulland's employment agreement, the Company granted Mr. Gulland 100,000 shares of restricted stock of the Company, subject primarily to the achievement of certain performance criteria as set by the Board. The employment agreement also provided for the cancellation of 100,000 stock option issued to Mr. Gulland pursuant to his prior employment agreement.

  The Company has entered into an employment agreement with Steven M. Jaffe, dated as of March 1, 1998, providing for his employment as Senior Vice President, General Counsel and Corporate Secretary until December 2000. During the term of such contract, compensation will be paid to Mr. Jaffe at the annual rate of $220,000 or should the Board of Directors increase such salary, at the then present salary. Mr. Jaffe's employment contract also provides for bonuses as determined by the Board of Directors. Pursuant to Mr. Jaffe's employment agreement, the Company granted Mr. Jaffe options to purchase 100,000 shares of Common Stock subject to vesting requirements under the Restated Plan.

  The Company has entered into an employment agreement with Joseph F. Paggi, Jr., dated as of January 1, 1999, providing for his employment as Senior Vice President of Assets until December 31, 2000. During the term of such contract, compensation will be paid to Mr. Paggi at the annual rate of $200,000. Mr. Paggi's employment contract also provides for bonuses as determined by the Board of Directors. Pursuant to Mr. Paggi's employment agreement, the Company granted Mr. Paggi 50,000 shares of restricted stock of the Company, subject primarily to the achievement of certain performance criteria as set by the Board. The employment agreement also provided for the cancellation of 100,000 stock option issued to Mr. Paggi pursuant to his prior employment agreement.

  Effective April 1, 1999, Mark Granados resigned from his position as Vice President, Director of Acquisitions. Prior to his resignation, Mr. Granados had entered into an employment agreement providing for his employment until December 31, 2000. The employment agreement provided for an annual salary of $250,000, bonuses as determined by the Board and options to purchase 100,000 shares of Common Stock subject to certain vesting requirements. Upon his resignation on April 1, 1999, the Company entered into a consulting agreement with Mr. Granados providing for his services as a consultant to the Company until January 6, 2001.

  Effective March 31, 2000, William P. Hewitt resigned from his position as Senior Vice President of Leasing and Operations. Prior to his resignation, Mr. Hewitt had entered into an employment agreement providing for his employment until December 31, 2000. The employment agreement provided for an annual salary of $250,000, bonuses as determined by the Board of Directors and 50,000 shares of restricted stock, subject primarily to the achievement of certain performance criteria as set by the Board. The employment agreement also provided for the cancellation of 100,000 stock options issued to Mr. Hewitt pursuant to his prior employment agreement. Upon his resignation effective March 31, 2000, 33,333 of the shares of restricted stock were cancelled.

  The Bylaws of the Company provide for indemnification of the officers, directors, employees and agents of the Company pursuant to the Maryland General Corporation Law. The Maryland General Corporation Law permits the indemnification of any officer, director, employee or agent of the Company against expenses and liabilities in any action arising out of such person's activities on behalf of the Company, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or in a manner he had no reasonable cause to believe was unlawful.

Stock Performance Graph

  The graph below compares cumulative total return of the Company, the S&P 500 Index and the SNL Retail REIT Index(*) from December 31, 1994 to December 31, 1999. The comparison assumes $100 was invested on December 31, 1994 in the Company's Common Stock and each of the foregoing indices and assumes reinvestment of dividends before consideration of income taxes.

                             [GRAPH APPEARS HERE]

                                               Period Ending
                           -----------------------------------------------------
                           12/31/94 12/31/95 12/31/96 12/31/97 12/31/98 12/31/99
                           -------- -------- -------- -------- -------- --------
Center Trust..............  100.00    86.83   116.48   150.59   117.17   105.91
S&P 500 Total Return......  100.00   137.58   169.03   225.44   289.79   350.78
SNL Retail REITs..........  100.00   106.24   142.88   167.30   157.54   136.44

--------
* The SNL Retail REIT Index is a peer group index comprised of the following companies: Acadia Realty Trust, Aegis Realty, Inc., Agree Realty Corporation, Alexander's, Inc., Atlantic Realty Trust, Bradley Real Estate, Inc., Burnham Pacific Properties, Inc., CBL & Associates Properties, Inc., Center Trust, Inc., Chelsea GCA Realty, Inc., Commercial Net Lease Realty, Inc., Crown American Realty Trust, CV REIT, Inc., Developers Diversified Realty Corporation, EQK Realty Investors I, Equity One, Inc., Federal Realty Investment Trust, First Union Real Estate Equity and Mortgage Investments, First Washington Realty Trust, Inc., General Growth Properties, Inc., Glimcher Realty Trust, Horizon Group Properties, Inc., IRT Property Company, JDN Realty Corporation, JP Realty, Inc., Kimco Realty Corporation, Konover Property Trust, Inc., Kranzco Realty Trust, Macerich Company, Malan Realty Investors, Inc., Mid-Atlantic Realty Trust, Mills Corportion, New Plan Excel Realty Trust, One Liberty Properties, Inc., Pan Pacific Retail Properties, Inc., Philips International Realty Corporation, Price Enterprises, Inc., Prime Retail Inc., Ramco-Gershenson Properties Trust, Realty Income Corporation, Regency Realty Corporation, Rouse Company, Saul Centers, Inc., Simon Property Group, Inc., Tanger Factory Outlet Centers, Inc., Taubman Centers, Inc., United Investors Realty Trust, Urban Shopping Centers, Inc., Urstadt Biddle Properties, Inc., USA Real Estate Investment Trust, USP Real Estate Investment Trust, Weingarten Realty Investors, Western Properties Trust, and Westfield America, Inc.] The graph presented here was prepared by SNL Securities L.C. ("SNL"). SNL has informed the Company that the graph was prepared from sources believed by SNL to be reliable, but SNL (i) does not warrant in any way the information supplied; (ii) disclaims any liability resulting in any way from said information; and (iii) reserves all copyright rights in the graph.

Compensation Committee Interlocks and Insider Participation

  Messrs. Andrews (Chairman), Riedman and Barnum currently serve on the Compensation Committee. None of the Compensation Committee members is or has been an officer or employee of the Company and each is an Independent Director. For a description of the background of each of these individuals, see "Election of Directors." For a discussion of interrelationships involving members of the Compensation Committee or other directors of the Company, see "Certain Relationships and Related Transactions."

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The members of the Compensation Committee believe the success of a company on a long term basis is attributable in large part to the talent and dedication of its personnel and, in particular, to the management and leadership efforts of its executive officers. Accordingly, the Company, under the guidance of the Compensation Committee, is committed to develop and maintain compensation policies, plans and programs which seek to enhance cash flows, and consequently real property and stockholder values, by aligning the financial interests of the Company's senior management with those of its stockholders.

  In furtherance of these goals, the Company relies, to a large degree, on annual and longer term incentive compensation (that is, specifically cash bonuses, restricted stock grants and stock option grants) to attract and retain corporate officers and other key associates of outstanding ability, and to motivate such persons to perform to their fullest potential. Both of these forms of incentive compensation are variable and designed to effectuate a pay-for-performance philosophy which, in 1999, considered management's ability to consistently develop (in connection with the Board of Directors), pursue and achieve the Company's strategic objectives. Other performance criteria which effected incentive awards for 1999 included the demonstrated ability to strengthen the Company's capital structure through strategic financings, dispositions, and the leasing and development of the Company's shopping center portfolio, the measure of improved total return to stockholders and individual performance/contributions to corporate goals and objectives.

  From time to time the Compensation Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other awards payable to the Company's officers and key personnel, as well as to guide the Company in the development of near term individual performance objectives necessary to achieve long-term profitability. In 1998 the Company retained a compensation consultant to assess the competitiveness of the Company's compensation and benefits program and to review enhancing the program and maintaining its competitiveness through incentive-based compensation strategies.

  The compensation consultant's report, which reviewed industry background and appropriate comparatives, provided recommendations regarding both compensation structure in general and specific compensation for various positions. Based on this report, the Compensation Committee concluded that the total compensation for its senior management should be consistent with a subset of the REIT industry that reflects similar business characteristics as the Company.

  Further, in an effort to align employee and owner interests in the Company, the Compensation Committee decided to maintain its previously adopted philosophy that executive compensation should be focused toward incentives, which will take the form of largely stock-based incentives with respect to employees at the officer level and largely cash-based incentives below the officer level. The Committee also reaffirmed its philosophy that the compensation policy and the structure of compensation should be closely monitored to assure that the Company's compensation program remains competitive and consistent with the industry.

  Edward D. Fox, President and Chief Executive Officer of the Company, entered into an employment agreement with the Company in 1999 providing for his employment until March 2001. During the term of the contract he is to receive a base salary of $375,000 per year. Pursuant to his prior employment agreement, Mr. Fox was paid a bonus of 9,833 shares of restricted stock of the Company on March 9, 1999 covering the period from January 1, 1999 to March 9, 1999. Under his employment contract, Mr. Fox also received a discretionary bonus in the amount of $219,698 covering the period from March 9, 1999 to December 31, 1999. For future years, the employment contract provides for a bonus in an amount to be determined by the Board based on the performance of the Company and Mr. Fox. Pursuant to the employment agreement, Mr. Fox was granted 225,000 restricted shares of the Company's stock as long term incentive compensation. The restricted shares are subject to both a time and performance based vesting component. As the time component is satisfied, the Company has agreed to grant Mr. Fox an additional number of shares of restricted stock to ensure that the unvested number of shares is always equal to 225,000. Pursuant to this incentive compensation procedure, Mr. Fox was granted 75,000 additional shares of restricted stock during 1999. A maximum of 75,000 shares are eligible to vest each year subject to certain performance requirements as set by the Board. Eligible shares not vested at the end of each year are forfeited. The employment agreement also provided for the cancellation of 300,000 stock option issued to Mr. Fox pursuant to his prior employment agreement. Mr. Fox elected to receive his 1999 salary and bonus in the form of restricted stock based on a price calculated at 85% of the average stock price during certain defined periods for the salary, and based on the price on the date of grant for the bonus.

  The Compensation Committee recognizes Mr. Fox's contributions to the Company as its President and Chief Executive Officer. The Board and the Compensation Committee feel Mr. Fox's compensation is commensurate with the compensation of chief executive officers with similar business experience of competitive real estate trusts, and have deemed Mr. Fox's salary, stock option awards and restricted stock awards and total compensation appropriate in light of Mr. Fox's substantial contribution to the Company's performance in 1999.

  During 1993, the Internal Revenue Code of 1986, as amended, was amended to include a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the chief executive officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Generally, it is the Company's policy to qualify compensation (other than restricted stock) paid to its top executives for deductibility under
Section 162(m) in order to maximize the Company's income tax deductions. Based upon the Internal Revenue Service's regulations and the compensation paid to the Company's "covered employees' for the 1999 taxable year, all compensation payable by the Company in 1999 to such covered employees should be deductible by the Company.

Date: May 19, 2000                        R. Bruce Andrews (Chairman)
                                          Fred L. Riedman
                                          Robert T. Barnum

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  In December 1997, the Company extended a loan of $3,138,586 to Fred W. Bruning, the Company's former Senior Vice President and Chief Investment Officer, with an interest rate of 7.45%. The loan was secured by all of Mr. Bruning's actual and beneficial ownership interest in the Company. The loan was scheduled to mature in December 2004, but became due in full six months following the termination of Mr. Bruning's employment with the Company on May 20, 1998. As a part of the Severance Agreement between the Company and Mr. Bruning, the Company agreed to forbear on collecting the loan for a maximum additional six months provided that Mr. Bruning comply with the terms of the severance agreement. The loan was paid in full in exchange for OP Units owned by Mr. Bruning on July 12, 1999.

  In connection with the Separation Agreement, as described in "Employment and Change-in-Control Agreements" above, the Company purchased from the Haagen Family, on May 25, 1999, an aggregate of 3,656,818 shares of common stock and Operating Partnership Units (the "Shares") at a previously agreed upon price per share of $17. A portion of the Shares represented options to purchase Common Stock held by the Haagen Family. The total purchase price of the Shares was $58.8 million. Included in the Shares repurchased were 590,034 shares of Common Stock as of December 31, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports with the Securities and Exchange Commission and the Company disclosing their initial beneficial ownership of the Company's equity securities and changes in such ownership.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company by the Directors, executive officers and greater than 10% beneficial owners, all Section 16(a) filing requirements were satisfied during the fiscal year ended December 31, 1999.

                             INDEPENDENT AUDITORS

  Deloitte & Touche LLP audited the Company's financial statements for the fiscal year ended December 31, 1998, and has been the Company's independent auditors since June 1992. The Board of Directors has selected Deloitte & Touche LLP to serve as independent auditors for the Company for the fiscal year ending December 31, 2000. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be given the opportunity to make a statement if he desires to do so, and it is expected that such representative will be available to respond to appropriate questions from the stockholders at the Annual Meeting.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 2001 ANNUAL MEETING

  Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2001 must be received by the Company no later than February 21, 2001, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. A stockholder who wishes to make a proposal at the 2001 Annual Meeting of Stockholders without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must comply with the notice and other requirements set forth in the Company's Bylaws. Pursuant to the Bylaws, that notice must be received by the Company between March 23, 2001 and April 22, 2001.

                                 OTHER MATTERS

  The Company is not aware of any matters that may be presented for action by the stockholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

  The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 1999, has previously been mailed to all stockholders of record. THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IF THE STOCKHOLDER SUBMITS A WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, AT 3500 SEPULVEDA BOULEVARD, MANHATTAN BEACH, CALIFORNIA 90266.

  STOCKHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,
                                          /s/ Steven M. Jaffe
                                          STEVEN M. JAFFE
                                          Corporate Secretary

May 19, 2000
Manhattan Beach, California

                                     PROXY

                              CENTER TRUST, INC.

                Annual Meeting of Stockholders - June 21, 2000

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CENTER TRUST, INC. does hereby nominate, constitute and appoint Steven Jaffe and Joseph F. Paggi, the true and lawful proxies, agents and attorneys of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation standing in the name of the undersigned on its books at the close of business on May 22, 2000 at the Annual Meeting of Stockholders to be held at The Marriott Hotel, Terrace Ballroom B, 1400 Parkview Avenue, Manhattan Beach, California, on June 21, 2000 at 1:00 p.m. or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

P
R            ______________
O
X              SEE REVERSE
Y                  SIDE
             ______________

[X] Please mark votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED
FOR THE ELECTION OF MANAGEMENT'S FIVE NOMINEES AS DIRECTORS.
1.   Election of Directors:                  2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
     Nominees:  (01) Robert T. Barnum
                (02) Sandra A. Lamb
                (03) Fred L. Riedman           Mark here for address change and note at left [_]
                (04) Mark S. Ticotin
                (05) Douglas N. Wells       The undersigned hereby acknowledges receipt of the Notice of Annual
                                            Meeting of Stockholders dated May 19, 2000 and the Proxy Statement furnished therewith.

     FOR     AGAINST                        NOTE:  Please sign name exactly as your name (or names) appear on the
     [_]       [_]                          stock certificate. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign.
[_] ___________________________________     All joint owners must sign.
For all nominees except as noted above
                                                Signature:_____________________________Date:_________________________

                                                Signature:_____________________________Date:_________________________